================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         ______________________________

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[_]  Preliminary proxy statement

[_]  Confidential, For Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive proxy statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                SONOSITE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies

     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     (5)  Total fee paid:

     ---------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     ---------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

     ---------------------------------------------------------------------------

     (3)  Filing Party

     ---------------------------------------------------------------------------

     (4)  Date Filed:

     ---------------------------------------------------------------------------

================================================================================

                             [LOGO OF SONOSITE/TM/]

March 23, 2001

Dear Shareholder:

  You are cordially invited to attend the 2001 Annual Meeting of Shareholders of SonoSite, Inc., which will be held on Tuesday, April 24, 2001, at 9:00 a.m., local time, at SonoSite's principal executive offices at 21919--30th Drive S.E., Bothell, Washington 98021-3904.

  At the annual meeting, you will elect nine directors to SonoSite's board of directors and transact any other business properly presented at the meeting.

  SONOSITE'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR.

  You should read carefully the accompanying notice of annual meeting of shareholders and the proxy statement for additional related information.

  Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. Your stock will be voted in accordance with the instructions you have given in your proxy. If you attend the annual meeting, you may vote in person if you wish, even though you previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          /s/ Kevin M. Goodwin

                                          Kevin M. Goodwin
                                          President and Chief Executive
                                           Officer

        PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

                             [LOGO OF SONOSITE/TM/]

                                 SONOSITE, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       TO BE HELD TUESDAY, APRIL 24, 2001

  We will hold the 2001 Annual Meeting of Shareholders of SonoSite, Inc. at 9:00 a.m., local time, on Tuesday, April 24, 2001, at SonoSite's principal executive offices at 21919--30th Drive S.E., Bothell, Washington 98021-3904, for the following purposes:

  .  To elect nine directors of SonoSite.

  . To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

  The board of directors fixed the close of business on March 14, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.

  The directors elected will be the nine candidates receiving the greatest number of votes cast, in person or by proxy, at the annual meeting.

  You are cordially invited to attend the annual meeting. To ensure your representation at the annual meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope, even if you plan to attend the annual meeting. The shares will be voted in accordance with the instructions you give in your proxy. You may revoke your proxy at anytime before it is voted either by returning a proxy for the same shares bearing a later date, filing with the Secretary of SonoSite a written revocation bearing a later date or by attending the annual meeting and voting in person.

                                          By order of the Board of Directors

                                          /s/ Michael J. Schuh

                                          Michael J. Schuh
                                          Vice President-Finance,
                                          Chief Financial Officer and
                                           Secretary
Bothell, Washington
March 23, 2001

                                 SONOSITE, INC.

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

  This proxy statement is being furnished to holders of shares of common stock of SonoSite in connection with the solicitation of proxies by our board of directors for use at our 2001 Annual Meeting of Shareholders held at SonoSite's principal executive offices at 21919--30th Drive S.E., Bothell, Washington, at 9:00 a.m., local time, on Tuesday, April 24, 2001. Matters to be considered at the annual meeting are set forth in the accompanying notice of annual meeting of shareholders. It is expected that this proxy statement and accompanying form of proxy will be mailed to shareholders on March 27, 2001.

Record Date; Shares Entitled to Vote; Vote Required

  Only our shareholders of record at the close of business on March 14, 2001, are entitled to notice of, and to vote at, the annual meeting. On that date there were 9,600,546 shares of common stock outstanding. The number of shareholders of record of our common stock on March 14, 2001, was 3,842. This figure does not include the number of shareholders whose shares are held by a broker or clearing agency, but does include each such brokerage house or clearing agency as one holder of record.

Revocability of Proxies

  Shares represented at the annual meeting by properly executed proxies will be voted at the annual meeting, and, where the shareholder giving the proxy specifies a choice, the proxy will be voted in accordance with the specification so made. A proxy may be revoked by a shareholder at any time either by

  . filing with the Secretary of SonoSite, prior to the annual meeting, either a written revocation or a duly executed proxy bearing a later date, or

  . attending the annual meeting and voting in person, regardless of whether a proxy has previously been given.

  Presence at the annual meeting will not revoke the shareholder's proxy unless such shareholder votes in person.

Quorum and Voting

  You will be entitled to one vote per share of common stock that you hold. You are not entitled to cumulative voting rights in the election of directors. Action may be taken on a matter submitted to shareholders at the annual meeting only if a quorum exists. One-third of the outstanding shares of common stock entitled to vote, present in person or represented by proxy, constitutes a quorum.

  Under applicable law and SonoSite's Restated Articles of Incorporation and Bylaws, if a quorum is present at the annual meeting, the nine nominees for election of directors who receive the greatest number of votes cast for the election of directors by shares present in person or represented by proxy and entitled to vote shall be elected director. Abstentions from voting on the election of directors will have no impact on the outcome because no vote has been cast in favor of any nominee.

  When brokers holding stock for the accounts of their clients vote proxies on some but not all of the proposals at a meeting, the missing votes are referred to as "broker nonvotes." Under the rules of the National Association of Security Dealers, brokers who have not been given specific voting instructions by their clients as to the election of directors may vote their clients' proxies in their own discretion. Accordingly, there cannot be any broker nonvotes as to the election of directors.

Solicitation of Proxies

  Proxies may be solicited by our directors, officers and regular employees, without payment of any additional compensation to them. Proxies may be solicited in person, by mail or telephone. Any costs relating to such solicitation will be borne by us. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses in forwarding solicitation materials to beneficial owners.

                       PROPOSAL 1: ELECTION OF DIRECTORS

  At the annual meeting, nine directors are to be elected to hold office for a term of one (1) year and, in each case, until his successor shall be elected and shall qualify. The board of directors has no reason to believe that any of the nominees listed below will be unable to serve as a director. If, however, any nominee becomes unavailable, the proxies will have discretionary authority to vote for a substitute nominee.

  Unless authority to do so is withheld, the persons named as proxies in the accompanying proxy will vote "FOR" the election of the nominees listed below.

  The following table sets forth the name and age of each nominee for election as a director, the positions and offices held by the nominee with SonoSite and the period during which the nominee has served as a director of SonoSite.

Nominees

                                        Positions and Offices With    Director
              Name                Age            SonoSite              Since
              ----                ---   --------------------------    --------
Kirby L. Cramer..................  64 Chairman of the Board of          1998
                                       Directors
Kevin M. Goodwin.................  43 President, Chief Executive        1998
                                       Officer and Director
Edward V. Fritzky................  50 Director                          1998
Steven R. Goldstein, M.D. .......  50 Director                          1998
Ernest Mario, Ph.D. .............  63 Director                          1999
William G. Parzybok, Jr. ........  58 Director                          1998
Jeffrey Pfeffer, Ph.D. ..........  54 Director                          1998
Dennis A. Sarti, M.D. ...........  58 Director                          1998
Jacques Souquet, Ph.D. ..........  53 Director                          1998

  Kirby L Cramer has served as our Chairman of the board of directors since April 1998. Since 1991, Mr. Cramer has served as Chairman Emeritus of Hazleton Laboratories Corporation, a contract biological and chemical research laboratory, which was acquired by Corning Incorporated in 1987. Since 1993, he has also served as Chairman of Northwestern Trust Company, a capital management company. From 1987 to 1991, Mr. Cramer served as Chairman of Hazleton Laboratories Corporation. From 1968 to 1987, Mr. Cramer served as Chief Executive Officer of Hazleton Laboratories Corporation. In addition to the above, Mr. Cramer is a member of the boards of directors of Immunex Corporation, a biotechnology company, DJ Orthopedics Corporation, an orthopedic device company, Huntingdon Life Sciences Group plc, a contract clinical testing laboratory, The Commerce Bank of Washington, N.A., a savings and loan institution, Landec Corporation, a supplier of shipboard local area networks, and Array Biopharma, a biopharmaceutical company. Mr. Cramer holds a B.A. degree from Northwestern University and an M.B.A. degree from the University of Washington and is a graduate of the Harvard Business School's Advanced Management Program.

  Kevin M. Goodwin has served as our President, Chief Executive Officer and a director since April 1998. From February 1997 to April 1998, Mr. Goodwin served as Vice President and General Manager of ATL Ultrasound, Inc.'s handheld systems business group. From August 1991 to February 1997, Mr. Goodwin served as Vice President and General Manager of ATL Ultrasound's businesses in Asia, the Pacific and Latin America. From 1987 to August 1991, Mr. Goodwin served in a variety of sales positions at ATL Ultrasound. From 1980 to 1987, Mr. Goodwin served in various management positions with American Hospital Supply, Picker International, and Baxter Healthcare Corporation, all medical equipment and supply distributors. Mr. Goodwin holds a degree in business administration from Monmouth College, with an emphasis on hospital management, and attended the Executive Program at the Stanford Graduate School of Business.

  Edward V. Fritzky has served as a director of SonoSite since April 1998. Mr. Fritzky has served as Chairman of the board and Chief Executive Officer of Immunex Corporation, a biotechnology company, since January 1994. From 1992 to 1994, he served as President of Lederle Laboratories, a division of American Cyanamid Company, a pharmaceutical and chemical company. Mr. Fritzky was Vice President of Lederle Laboratories from 1989 to 1992. Prior to joining Lederle Laboratories, he was an executive at Searle Pharmaceuticals, Inc., a subsidiary of the Monsanto Company, a pharmaceutical and chemical company. During his tenure at Searle, Mr. Fritzky was Vice President, Marketing for the United States and later President and General Manager of Searle Canada, Inc., a joint venture with Lorex Pharmaceuticals. Mr. Fritzky also serves on the board of directors of Geron Corporation, a biopharmaceutical company. Mr. Fritzky holds a B.A. degree from Duquesne University and is a graduate of the Advanced Executive Program at the J.L. Kellogg Graduate School of Management at Northwestern University.

  Steven R. Goldstein, M.D. has served as a director of SonoSite since April 1998. Since 1995, he has served as Professor of Obstetrics and Gynecology at New York University School of Medicine. Since July 1980, Dr. Goldstein has held various positions as a doctor of Obstetrics and Gynecology at New York University Medical Center, serving as Director of Gynecological Ultrasound since 1994, and as Co-Director of Bone Densitometry for the Department of Obstetrics and Gynecology since 1997. Dr. Goldstein holds an M.D. degree from New York University School of Medicine and completed his residency in Obstetrics and Gynecology at New York University-affiliated hospitals in 1980.

  Ernest Mario, Ph.D. has served as a director of SonoSite since December 1999. Since 1993, Dr. Mario has served as Chairman of the board and Chief Executive Officer of ALZA Corporation, a manufacturer of therapeutic drug delivery systems. Prior to joining ALZA, Dr. Mario served as Chief Executive of Glaxo Holdings plc, a pharmaceutical corporation, from May 1989 to March 1993, and as Deputy Chairman from January 1992 to March 1993. Prior to that time, Dr. Mario served as Chairman and Chief Executive Officer of Glaxo, Inc., a subsidiary of Glaxo Holdings, from 1988 to 1989 and as President and Chief Operating Officer of Glaxo, Inc. from 1986 to 1988. Dr. Mario is also a Director of Catalytica Energy Systems, Inc., a biotechnology company, Orchid Biosciences, Inc., a biotechnology company, COR Therapeutics, Inc., a cardio-therapeutics company, and Pharmaceutical Product Development, Inc., a pharmaceutical product company. Dr. Mario holds a B.S. from Rutgers University and M.S. and Ph.D. degrees in physical sciences from the University of Rhode Island. He is an adjunct professor of pharmacy at the University of Rhode Island, and holds honorary doctorates from the University of Rhode Island and Rutgers University.

  William G. Parzybok, Jr. has served as a director of SonoSite since May 1998. From February 1991 to July 1998, Mr. Parzybok was Chairman of the board and Chief Executive Officer of Fluke Corporation, a manufacturer of electronic test and measurement instruments. From 1988 to 1991, he served as Vice President and General Manager of various groups of Hewlett-Packard Company, a computer hardware and instrument manufacturer. Mr. Parzybok is a director of Penford Corporation, a specialty chemical company, and WRQ, Inc., a software company. Mr. Parzybok holds B.S. and M.S. degrees from Colorado State University.

  Jeffrey Pfeffer, Ph.D. has served as a director of SonoSite since April 1998. He is the Thomas D. Dee II Professor of Organizational Behavior at the Graduate School of Business at Stanford University, where he has been a faculty member since 1979. He also served on the faculty at the University of Illinois and the University of California at Berkeley and served as the Thomas Henry Carroll-Ford Foundation Visiting Professor of Business Administration at Harvard Business School. Dr. Pfeffer is a member of the boards of directors of Portola Packaging, Inc., a plastic closure manufacturer, Actify, Inc., a three-dimensional software company, and

Audible Magic Corporation, an internet software company. Dr. Pfeffer holds B.S. and M.S. degrees from Carnegie Mellon University and a Ph.D. from Stanford University.

  Dennis A. Sarti, M.D. has served as a director of SonoSite since July 1998. Since October 1993, Dr. Sarti, a radiologist, has served as Chairman of the Department of Medical Imaging at St. John's Health Center in Santa Monica, California. Since April 1994, he has also served as director of the Technology Steering Committee for St. John's Health Center. From July 1978 to July 1986, Dr. Sarti served as the Director of Diagnostic Ultrasound at the UCLA School of Medicine. Dr. Sarti holds a B.S. degree from St. Vincent's College and an M.D. degree from the University of Pittsburgh School of Medicine.

  Jacques Souquet, Ph.D. has served as a director of SonoSite since April 1998. Dr. Souquet has served as Chief Technology Officer of Philips Medical Systems since January 2001. From June 1993 to December 2000, Dr. Souquet served as Chief Technology Officer and Senior Vice President for Product Generation at ATL Ultrasound, which was acquired by Philips Medical Systems in September 1998. From March 1989 to June 1993, Dr. Souquet served as Director of Strategic Marketing and Product Planning and Vice President for Product Generation of ATL Ultrasound. He joined ATL Ultrasound in August 1981 as a principal scientist in the cardiology division. Dr. Souquet received a High Engineering Degree from Ecole Superieure d'Electricite of Paris, France, a Ph.D. degree from Orsay University of France in the field of optical memory, and a second Ph.D. degree from Stanford University in the field of new acoustic imaging techniques for medical ultrasound applications and nondestructive testing.

  The Board of Directors unanimously recommends a vote "FOR" the election of the nominees.

Director Compensation

  Directors who are employees of SonoSite do not receive any fee for their services as directors. Directors who are not employees of SonoSite are paid an annual retainer of $16,000 plus $1,000 for each sequence of board of directors and committee meetings attended. Any nonemployee director serving as Chairman of the board is paid an additional $75,000 per year. We also reimburse directors for reasonable expenses they incur in attending meetings of the board.

  Directors are eligible to receive options to purchase shares of our common stock under our Nonemployee Director Stock Option Plan, as amended and restated, and our 1998 Option, Stock Appreciation Right, Restricted Stock, Stock Grant and Performance Unit Plan, as amended and restated (the "1998 Plan"). Under these plans, we established a program under which each nonemployee director automatically receives an option to purchase 10,000 shares of our common stock on the date of his or her initial election or appointment as director. Each nonemployee director thereafter receives an option to purchase 5,000 shares of our common stock immediately following the next year's annual meeting of shareholders and each annual meeting of shareholders thereafter for as long as the director serves on our board. In lieu of these grants, a nonemployee director elected as Chairman of our board will receive, upon his or her initial election to this position, an option to purchase 25,000 shares of our common stock. The Chairman will thereafter automatically receive an option to purchase 10,000 shares of our common stock immediately following the next year's annual meeting of shareholders and each annual meeting of shareholders thereafter. All options have an exercise price equal to the fair market value of the common stock on the date of grant. Options vest in full and become exercisable twelve months after the date of grant, assuming a director's continued service on our board during this time. Options expire on the tenth anniversary of the date of grant, subject to earlier termination if a director ceases to be a director. Immediately prior to a merger, consolidation, liquidation or similar reorganization of SonoSite, an option granted under these plans may be exercised in whole or in part, regardless of whether the vesting schedule for the options has been satisfied.

Information on Committees of the Board of Directors and Meetings

  We have established a compensation committee and an audit committee. Each of these committees is responsible to the board of directors and its activities are subject to approval of the board. The functions performed by these committees are summarized below.

  Compensation Committee. The compensation committee's responsibilities include:

  . reviewing and approving the compensation and benefits for directors and our executive officers;

  .  administering our incentive compensation and benefits plans; and

  .  making recommendations to the board of directors regarding such matters.

  The members of the compensation committee currently are Dr. Pfeffer (Chairman), Dr. Mario and Dr. Sarti. There were three compensation committee meetings in 2000.

  Audit Committee. The audit committee's responsibilities include:

  .  facilitating our relationship with independent auditors;

  . reviewing and assessing the performance of accounting and finance personnel within SonoSite;

  . communicating to the full board of directors the results of work performed by and issues raised by our independent auditors and legal counsel; and

  . evaluating our management of assets and reviewing policies relating to asset management.

  The members of the audit committee currently are Mr. Parzybok (Chairman), Dr. Goldstein and Mr. Fritzky. There were four audit committee meetings in 2000.

  In 2000, there were four meetings of the board of directors. Each board member attended at least 75% of the meetings of the board, except for Dr. Mario, who attended 50% of our board meetings. Each board member attended at least 75% of the meetings of each committee of which he was a member, except for Dr. Souquet, who attended 67% of the meetings of the audit committee while a member of the committee.

Compensation Committee Interlocks and Insider Participation

  None of our executive officers serves as a member of the compensation committee or board of directors of any entity that has an executive officer serving as a member of our compensation committee or board of directors.

                               EXECUTIVE OFFICERS

  The executive officers of SonoSite, and their ages as of December 31, 2000, are as follows:

                                                                                           Officer
          Name           Age                           Position                             Since
          ----           ---                           --------                            -------
Ronald Dickson..........  44 Vice President-U.S. Sales                                      2000
Bradley G. Garrett......  50 Vice President-Operations                                      2000
Kevin M. Goodwin........  43 President, Chief Executive Officer and Director                1998
David H. Gusdorf........  46 Vice President-Strategic Market Development                    1998
K. Kay Hannah...........  50 Vice President-Human Resources, Facilities and Administration  2000
Jens U. Quistgaard,
 Ph.D. .................  37 Chief Product and Marketing Officer                            1998
Michael J. Schuh........  40 Vice President-Finance, Chief Financial Officer and Secretary  2000
Daniel Walton...........  46 Vice President-U.S. National & Corporate Accounts              2000

  For a biographical summary of Mr. Goodwin, see "Election of Directors-- Nominees."

  Ronald Dickson has served as our Vice President of U.S. Sales since October 2000. Mr. Dickson joined SonoSite in May 1999 as our Director of Sales for the Western U.S. Prior to joining SonoSite Mr. Dickson was with ATL Ultrasound for 15 years serving in various roles in the sales area including regional sales management and government sales. Mr. Dickson's responsibilities at ATL Ultrasound included serving as liaison to the U.S. military in evaluation of the early system prototype when SonoSite was a business group within ATL Ultrasound. Mr. Dickson attended Oregon State University and holds a B.A. degree from San Francisco State University.

  Bradley G. Garrett has served as our Vice President of Operations since April 2000. From February 1998 to April 2000 Mr. Garrett served as Vice President of Operations for Laughlin-Wilt Group, a leading contract manufacturer of printed circuit assemblies and electronic products. From August 1995 to December 1997, Mr. Garrett served as Vice President of Operations for Advanced Input Devices, a manufacturer of custom keyboards and input devices. From 1988 to 1995, Mr. Garrett serviced as Director of Systems Operations for ATL Ultrasound. Mr. Garrett holds B.A. and M.B.A degrees from the University of Oregon.

  David H. Gusdorf has served as our Vice President-Strategic Market Development since October 1999. From May 1998 to September 1999, Mr. Gusdorf served as our Vice President-Marketing. From July 1996 to April 1998, Mr. Gusdorf served as Vice President of Worldwide Marketing of Chiron Diagnostics, Inc., a critical care diagnostics company. From January 1990 to July 1996, Mr. Gusdorf worked for Johnson & Johnson, a medical supply company, during which time he served as Director of Marketing. He holds B.A. and M.B.A. degrees from San Jose State University.

  K. Kay Hannah has served as our Vice President-Human Resources, Facilities & Administration since October 2000. Ms. Hannah joined SonoSite in September 1998 as the Director of Human Resources, Facilities & Administration. From 1991 to 1998, Ms. Hannah was Director of Human Resources & Facilities with InControl, Inc., a medical device company. Prior to 1991, Ms. Hannah held positions in the telecommunications and architectural/engineering business sectors. Ms. Hannah attended the University of Nebraska and holds the SPHR certification.

  Jens U. Quistgaard, Ph.D. has served as our Vice President-Product Development since April 1998 and as Vice President-Marketing since October 2000. From April 1998 to June 1999, Dr. Quistgaard served as our Vice President-Operations. From February 1997 to April 1998, Dr. Quistgaard served as Executive Director of Product Generation of ATL Ultrasound's handheld systems business group. From July 1995 to January 1997, Dr. Quistgaard served as Chief of the senior technology staff of ATL Ultrasound. He joined ATL Ultrasound in 1990, as a senior engineer. Dr. Quistgaard holds a B.S. degree in mathematics and computational sciences from Stanford University and a Ph.D. degree in electrical engineering from the University of Washington.

  Michael J. Schuh has served as our Vice President-Finance, Chief Financial Officer and Secretary since July 2000. From December 1999 to June 2000, Mr. Schuh served as the Chief Operating Officer and Chief Financial Officer of Capital Associates, a leasing company. From June 1986 to November 1999, Mr. Schuh worked in various positions at Leasetec Corporation, a high technology leasing company, serving as Vice President-Finance from July 1997 to November 1999, Director of Strategic Planning and Acquisitions from January 1995 to July 1997, European Finance Director from June 1991 to January 1995 and Corporate Controller from June 1986 to June 1991. From August 1982 to June 1986, Mr. Schuh worked at Deloitte Haskins & Sells, an accounting firm. Mr. Schuh holds a B.A. degree in accounting from the University of Wisconsin.

  Daniel Walton has served as our Vice President of U.S. National and Corporate Accounts since July 2000. From May 1999 to July 2000, Mr. Walton served as Senior Manager of Corporate Business Development for Philips Medical Systems. From March 1993 to April 1999, Mr. Walton served as Manager of Corporate Accounts for ATL Ultrasound, which was acquired by Philips Medical Systems in September 1998. Prior to 1993, Mr. Walton held various positions within the healthcare and medical device industry in both sales and marketing. Mr. Walton holds a B.A. degree from the University of Washington.

                             EXECUTIVE COMPENSATION

Compensation Summary

  The following table sets forth certain information regarding compensation paid to our chief executive officer and our four other most highly compensated executive officers for the last three fiscal years.

                                                                     Long-Term
                                                       Annual       Compensation
                                                    Compensation       Awards
                                                 ------------------ ------------
                                                                    Common Stock
                                                                     Underlying      All Other
        Name and Principal Position         Year Salary($) Bonus($)  Options(#)  Compensation($)(1)
        ---------------------------         ---- --------- -------- ------------ ------------------
Kevin M. Goodwin........................... 2000 $279,900  $   --           0         $  9,398
  President and Chief Executive Officer     1999  225,000      --      30,000            8,941
                                            1998  160,096      --     152,082            4,503

Michael J. Schuh(2)........................ 2000   68,653   20,000     60,000          120,378
  Vice President-Finance, Chief Financial
  Officer and Secretary

David H. Gusdorf........................... 2000  179,700      --      18,000            5,485
  Vice President-Strategic Market           1999  170,000      --       5,000            5,172
  Development                               1998  104,615    5,000     60,000            4,831

Bradley G. Garrett(3)...................... 2000  119,300   34,275     80,000            3,680
  Vice President-Operations

Jens U. Quistgaard......................... 2000  194,807      --      15,000            7,302
  Chief Product and Marketing Officer       1999  162,308      --      20,000            6,816
                                            1998  106,731      --      85,137            5,476

Allen W. Guisinger(4)...................... 2000  162,550      --           0            3,672
  Formerly Vice President-North American    1999  165,000      --      20,000              851
  Sales & Distribution                      1998   61,969      --      65,000              --

Donald F. (Guy) Seaton III(5).............. 2000  114,682      --           0            4,143
  Formerly Vice President-Operations, Chief 1999  180,000      --      20,000            6,866
  Financial Officer, Treasurer and
   Secretary                                1998  100,385      --      75,000            3,784

--------
(1) Unless otherwise indicated, All Other Compensation consists of employer-matching contributions made to the SonoSite 401(k) Retirement Savings Plan and group term life premiums paid by SonoSite in 2000 and 1999 and for the period April 6, 1998 through December 31,1998.
(2) 2000 Salary for Mr. Schuh represents compensation received from July 24, 2000 through December 31, 2000. All Other Compensation for 2000 represents $70,372 for a relocation allowance, including the net closing costs on the sale of Mr. Schuh's house, $46,274 for the tax gross-up, and $3,732 for employer-matching 401(k) contributions and group term life premiums paid by SonoSite.
(3) 2000 Salary for Mr. Garrett represents compensation received from April 17, 2000, through December 31, 2000. All Other Compensation represents $1,523 in closing costs on the sale of Mr. Garrett's home and $2,157 for employer-matching 401(k) contributions and group term life insurance premiums paid by SonoSite.
(4) Mr. Guisinger left SonoSite on October 8, 2000. His 2000 Salary represents compensation received from January 1, 2000 through October 8, 2000.
(5) Mr. Seaton left SonoSite on June 23, 2000. His 2000 Salary represents compensation received from January 1, 2000 through June 23, 2000.

 Option Grants in 2000

  The following table sets forth information regarding stock options granted to our named executive officers during the year ended December 31, 2000.

                                        Individual Grants
                         -----------------------------------------------  Potential Realizable
                                    Percent of                              Value at Assumed
                         Number of    Total                               Annual Rates of Stock
                         Securities  Options   Exercise                  Price Appreciation for
                         Underlying Granted to  Price                        Option Term(3)
                          Options   Employees    Per                     -----------------------
          Name            Granted   in 2000(1) Share(2) Expiration Date     5%($)      10%($)
          ----           ---------- ---------- -------- ---------------- ----------- -----------
Bradley G. Garrett......   60,000      7.71%   $26.875   April 17, 2010  $ 1,014,093 $ 2,569,910
                           20,000      2.57     12.875  October 26, 2010     161,940     410,389
Kevin M. Goodwin........        0       --         --          --                --          --
David H. Gusdorf........   10,000      1.28     28.719   July 27, 2010       180,612     457,707
                            8,000      1.03     12.875  October 26, 2010      64,776     164,155
Jens U. Quistgaard......   15,000      1.93     12.875  October 26, 2010     121,455     307,792
Michael J. Schuh........   60,000      7.71     28.250   July 24, 2010     1,065,976   2,701,393
Allen W. Guisinger......        0       --         --          --                --          --
Donald F. (Guy) Seaton
 III....................        0       --         --          --                --          --

--------
(1)  Based on a total of 778,550 options granted to employees during 2000.
(2) The exercise price per share is the average of the high and low sales prices of our common stock as reported on the date of the grant by the Nasdaq National Market.
(3) The assumed rates of appreciation are prescribed by the Securities and Exchange Commission for illustrative purposes only and are not intended to forecast or predict future stock prices.

 Option Exercises and Year-End Values

  The following table sets forth information regarding the net value realized on the exercise of options during 2000 and the value of outstanding options at December 31, 2000 by our named executive officers.

                                                      Number of Securities
                                                     Underlying Unexercised     Value of Unexercised
                                                           Options at          In-the-Money Options at
                           Shares                     December 31, 2000(#)     December 31, 2000($)(2)
                         Acquired on     Value      ------------------------- -------------------------
          Name           Exercise(#) Realized($)(1) Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- -------------- ----------- ------------- ----------- -------------
Bradley G. Garrett......        0       $      0           0       80,000      $      0      $     0
Kevin M. Goodwin........    2,082         14,470      90,000       90,000       435,938      435,938
David H. Gusdorf........    5,000        136,562      27,500       50,500       145,313      174,375
Jens U. Quistgaard......        0              0      52,637       67,500       247,896      247,031
Michael J. Schuh........        0              0           0       60,000             0            0
Allen W. Guisinger(3)...   27,500        112,502         --           --            --           --
Donald F. (Guy) Seaton
 III(4).................   30,500        937,728         --           --            --           --

--------
(1) The value realized upon exercise of an option is the difference between the fair market value of the shares received upon exercise, valued on the exercise date, and the exercise price paid.
(2) The value of the unexercised options is calculated based on the closing price of our common stock as reported on the Nasdaq National Market on December 29, 2000, which was $12.75 per share.
(3)  Mr. Guisinger left SonoSite on October 8, 2000.
(4)  Mr. Seaton left SonoSite on June 23, 2000.

Change-in-Control Arrangements

  Change-in-Control Agreements. We have entered into change-in-control agreements with Messrs. Dickson, Garrett, Goodwin, Gusdorf, Schuh and Walton, Ms. Hannah and Dr. Quistgaard. These agreements, which are substantially similar to each other, provide that, in the event of a change in control of SonoSite, the executive will receive an annual base salary that is no less than the annual base salary in effect immediately before the change in control and an annual bonus equal to at least the average of the three annual bonuses paid to the executive in the three years prior to the change in control. The agreements also provide that the executive will be entitled to continue participating in our employee benefits plans and welfare benefits plans or programs. The agreements also provide that we must make severance payments equal to two times the sum of the executive's annual base salary. We must also make an additional payment equal to the executive's bonus for the fiscal year ended immediately prior to the change in control or, if no bonus was paid in the prior year, an additional payment of 10% of base salary. The agreements also provide for payments to the executive if the executive suffers a disability while employed by us and provides for payments to the executive's estate if the executive dies while employed by us.

  1998 Plan. Under the 1998 Plan, upon a change in control, each outstanding option and stock appreciation right will automatically become exercisable in full for the total remaining number of shares covered by the option or stock appreciation right. In addition, during the 90-day period following a change in control, an optionee may choose to receive cash equal to the difference between the exercise price of the option and the fair market value of a share of common stock of SonoSite as determined pursuant to the 1998 Plan (except for optionees with related stock appreciation rights and, in the case of a director, any director who received an option without related stock appreciation rights and during the six-month period prior to the change in control), in lieu of exercising the option and paying the option price. Also, all restrictions on shares of restricted stock will lapse upon a change in control, and performance units will be paid (unless the optionee has previously had his or her benefits deferred by the compensation committee in which case this payment is also deferred) pro rata to the date of a change in control, and all amounts otherwise deferred by SonoSite and any employee in connection with performance units will be distributed.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

  Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the compensation committee of our board of directors shall not be incorporated by reference into any such filing and shall not otherwise be deemed filed under either act.

  The compensation committee of the board of directors, since July 27, 2000, is comprised of Jeffrey Pfeffer, Ph.D. (Chairman), Ernest Mario, Ph.D. and Dennis
A. Sarti, M.D., all of whom are nonemployee directors. Prior to July 27, 2000, the compensation committee during 2000 was comprised of William G. Parzybok, Jr. (Chairman), Jeffrey Pfeffer, Ph.D. and Dennis A. Sarti, M.D., all of whom are nonemployee directors. The compensation committee is responsible for SonoSite's executive compensation program and for administering the 1998 Plan. On an annual basis, the compensation committee evaluates the performance and compensation of SonoSite's executive officers.

  Our executive compensation philosophy is based on two key elements. The first is to attract and retain talented executive personnel by paying them market or a premium to market-based salary. Offering market or premium to market-based salary is designed to provide the executive personnel with the benefits of a stable base compensation that is comparable to what they would receive from most of our competitors. The second element is to provide executive personnel with a substantial equity position in the form of stock options. These stock options link individual compensation to individual contribution and company performance and align the executives' financial interests with those of our shareholders.

  Base Salaries. We determined at the time of our spin-off from ATL Ultrasound in April 1998 that our executive officers would not be eligible for an increase in base salary until 2000. In 2000, we began an annual review of the compensation levels of our executive officers in comparison to executive salary information for publicly held medical-device companies having market capitalization comparable to ours.

  Based on the compensation committee's review of the historical base salary of Kevin Goodwin, our President and Chief Executive Officer, and the current base salaries of the chief executive officers of a comparison group of selected publicly traded medical-device companies and after considering our performance during the previous year, the compensation committee recommended that the board increase Mr. Goodwin's base salary to $275,000. The comparison group of publicly traded medical-device companies consisted of AnthroCare Corp., Cytyc Corporation, VidaMed, Inc., Sonus Pharmaceuticals, Inc. and Somnus Medical Technologies, Inc. The compensation committee believes that the comparison group was representative of industry norms in early 2000.

  Based on the compensation committee's review of our executive officer base salaries and after considering our performance during the previous year, the compensation committee also recommended that the board increase the base salaries of certain of our executive officers, including our named executive officers Messrs. Guisinger, Gusdorf and Seaton and Dr. Quistgaard, in line with industry and geographic comparables.

  Stock Option Grants. Stock options are granted to provide a long-term incentive opportunity that is directly linked to increase in shareholder value. Generally, they are granted with an exercise price at least equal to the market value of common stock on the date of the grant, have a term of ten years, and become exercisable in 25% annual increments beginning one year after the date of grant. The compensation committee considers the officers' performance during the past year when determining the amount of stock options to be granted to the executive officers.

  During 2000, 259,000 nonqualified stock options were granted to purchase shares of SonoSite stock to the officers named in this proxy statement. Mr. Goodwin did not receive any grants to purchase our stock, and our other named executive officers received grants to purchase between 8,000 and 60,000 shares of our stock during 2000.

  The compensation committee has not formally adopted a policy with respect to the application of Section 162(m) of the Internal Revenue Code, which generally imposes an annual corporate deduction limitation of $1,000,000 on the compensation of our executive officers. Pursuant to Section 162(m), compensation above $1,000,000 may be deducted if it is "performance-based compensation" within the meaning of the Code and approved by the Company's shareholders. Stock options granted under the 1998 Plan will qualify as "performance-based compensation."

                                          Compensation Committee

                                          (July 27, 2000 to Present)

                                          Jeffrey Pfeffer, Ph.D. (Chairman)
                                          Ernest Mario, Ph.D.
                                          Dennis A. Sarti, M.D.

                                          (June 8, 1998 to July 26, 2000)

                                          William G. Parzybok, Jr. (Chairman)
                                          Jeffrey Pfeffer, Ph.D.
                                          Dennis A. Sarti, M.D.

                             AUDIT COMMITTEE REPORT

  Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the audit committee of our board of directors shall not be incorporated by reference into any such filing and shall not otherwise be deemed filed under either act.

  The audit committee of the board of directors, since July 27, 2000, is comprised of William G. Parzybok, Jr. (Chairman), Edward V. Fritzky and Steven
R. Goldstein, M.D. Prior to July 27, 2000, the audit committee during 2000 was comprised of Edward V. Fritzky (Chairman), Jacques Souquet, Ph.D. and Steven R. Goldstein, M.D. The audit committee operates under a written charter adopted by the Board of Directors, which is attached to this proxy statement as Appendix
A. SonoSite is in compliance with the listing standards of the National Association of Securities Dealers, Inc. on audit committee charters and composition.

  Our management is responsible for our internal controls and the financial reporting process. Our independent auditors, KPMG LLP, are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on its audit. The audit committee's responsibility is to monitor and oversee these processes. In addition, the audit committee recommends to the full board of directors the selection of our independent auditors.

  In this context, the audit committee has met and held discussions with management and the independent auditors. In addition, the members of the audit committee individually reviewed our financial statements before their filing with the SEC in our periodic reports on Forms 10-Q and 10-K. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The audit committee also discussed with the accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

  The audit committee also reviewed with SonoSite's independent auditors the written disclosures required by the Independence Standards Board's Standard No. 1 "Independence Discussions with Audit Committees," and considered the compatibility of nonaudit services with the auditors' independence.

  Based on the audit committee's discussion with management and the independent auditors and its review of the representation of management and the report of the independent auditors to the audit committee, the audit committee recommended that the board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

                                          Audit Committee

                                          (July 27, 2000 to Present)

                                          William G. Parzybok, Jr. (Chairman)
                                          Edward V. Fritzky
                                          Steven R. Goldstein, M.D.

                                          (June 8, 1998 to July 26, 2000)

                                          Edward V. Fritzky (Chairman)
                                          Steven R. Goldstein, M.D.
                                          Jacques Souquet, Ph.D.

                               PERFORMANCE GRAPH

  The following graph compares the cumulative total return on shares of SonoSite's common stock with the cumulative total return of the Nasdaq National Market, U.S. Index and the Nasdaq Medical Devices, Instruments and Supplies, Manufacturers Stocks Index for the period beginning on April 7, 1998, and ending on December 31, 2000.

                  Comparison of Cumulative Total Return Among
             SonoSite, Inc., Nasdaq National Market, U.S. Index and
  Nasdaq Medical Devices, Instruments and Supplies, Manufacturers Stocks Index

                        [PERFORMANCE GRAPH APPEARS HERE]

                                            4/07/98 12/31/98 12/31/99 12/31/00
                                            ------- -------- -------- --------
     SonoSite, Inc. ....................... 100.00    94.32   287.50   115.91
     Nasdaq National Market, U.S. Index.... 100.00   123.22   229.00   137.81
     Nasdaq Medical Devices, Instruments
      and Supplies,Manufacturers Stocks
      Index................................ 100.00   103.79   125.70   130.44

  The performance graph data above assume $100 invested in SonoSite, Inc. common stock, the Nasdaq National Market, U.S. Index and the Nasdaq Medical Devices, Instruments and Supplies, Manufacturers Stocks Index, with all dividends reinvested. The stock price shown above for the common stock is historical and not indicative of future price performance.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by Commission regulation to furnish us with copies of all Section 16(a) forms they file.

  A Form 4 reporting the September 28, 2000 purchase of 2,000 of our shares beneficially owned by Mr. Kirby L. Cramer was not filed on or before October 10, 2000, as required, but on October 12, 2000. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no forms were required for those persons, we believe that during the 2000 fiscal year, all other filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

  The following table summarizes information regarding the beneficial ownership of our outstanding common stock as of December 31, 2000, for:

  .  each person or group that we know owns more than 5% of the common stock,

  .  each of our directors,

  .  each of our named executive officers, and

  .  all of our directors and executive officers as a group.

  Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names. As of December 31, 2000, 9,551,596 shares of common stock were issued and outstanding. The following officers and directors can be reached at our principal offices.

                                        Number of Shares  Percent of Shares
 Name and Address of Beneficial Owner  Beneficially Owned Beneficially Owned
 ------------------------------------  ------------------ ------------------
WM Advisors, Inc.(1)..................     1,474,268            15.43%
  1201 Third Avenue, Suite 1400
  Seattle, WA 98101
Capital Guardian Trust Co.(1).........     1,153,200            12.07
  11100 Santa Monica Blvd.
  Los Angeles, CA 90025
SAFECO Asset Management(1)............       941,100             9.85
  601 Union Street, Suite 2500
  Seattle, WA 98101
Putnam Investments Management,
 LLC(1)...............................       589,691             6.17
  One Post Office Square
  Boston, MA 02109
Taunus Corporation(1).................       562,760             5.89
  31 West 52nd Street
  New York, NY 10019
Kevin M. Goodwin(2)...................       114,384             1.20
Kirby L. Cramer(3)....................        78,832                *
Jens U. Quistgaard, Ph.D.(4)..........        54,137                *
Dennis A. Sarti, M.D.(5)..............        45,000                *
Jacques Souquet, Ph.D.(6).............        38,387                *
Jeffrey Pfeffer, Ph.D.(7).............        22,800                *
William G. Parzybok, Jr.(8)...........        22,000                *
Edward V. Fritzky(8)..................        16,000                *
Ernest Mario, Ph.D. (9)...............        15,000                *
Steven R. Goldstein, M.D. (10)........         5,000                *
Michael J. Schuh(11)..................         1,000                *
All directors and executive officers
 as a group (16 persons)(12)..........       456,540             4.78%

--------
  *  Less than one percent.

 (1) Based on publicly available information as of December 31, 2000. WM Advisors, Inc. inadvertently acquired greater than 15% of our shares and, upon notice by us in accordance with a Rights Agreement dated April 6, 1998, between SonoSite and First Chicago Trust Company of New York, reduced its holdings to below 15%. As of March 20, 2001, WM Advisors, Inc. beneficially owned 14.99% of our shares.
 (2) Includes 90,000 shares subject to options exercisable within 60 days of December 31, 2000 and 5,302 shares held in an individual retirement account.
 (3) Includes 35,000 shares subject to options exercisable within 60 days of December 31, 2000 and 2,000 shares held by Mr. Cramer's spouse.
 (4) Includes 52,637 shares subject to options exercisable within 60 days of December 31, 2000 and 1,500 shares held in an Individual Retirement Account.
 (5) Includes 15,000 shares subject to options exercisable within 60 days of December 31, 2000 and 25,000 shares over which Dr. Sarti and his spouse share voting power and are held in the Sarti Family Trust.
 (6) Includes 22,664 shares subject to options exercisable within 60 days of December 31, 2000.
 (7) Includes 15,000 shares subject to options exercisable within 60 days of December 31, 2000 and 7,800 shares over which Dr. Pfeffer and his spouse share voting and dispositive power.
 (8) Includes 15,000 shares subject to options exercisable within 60 days of December 31, 2000.
 (9) Includes 10,000 shares subject to options exercisable within 60 days of December 31, 2000 and 5,000 shares held by Dr. Mario's spouse.
(10) Includes 5,000 shares subject to options exercisable within 60 days of December 31, 2000.
(11)  Includes 1,000 shares held in an individual retirement account.
(12) Includes 312,801 shares subject to options exercisable within 60 days of December 31, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Relationship with ATL Ultrasound

  One of our directors, Jacques Souquet, is currently an executive officer of Philips Medical Systems, which acquired all of the outstanding shares of ATL Ultrasound in 1998. In connection with our spin-off from ATL Ultrasound, we entered into the following agreements with ATL Ultrasound that govern our relationship and provide for the allocation of certain liabilities and obligations arising from periods prior to the spin-off:

  Technology Transfer and License Agreement. We entered into a technology transfer and license agreement with ATL Ultrasound, as amended, under which we take ownership of certain handheld ultrasound technology developed by ATL Ultrasound, including patent rights that have been established or are being pursued for that technology. We also receive a nonexclusive license to use any other ATL Ultrasound technology in existence or developed during the period ending three years after April 6, 1998, in our handheld ultrasound products. This license bears a royalty equivalent to a percentage of the worldwide net revenues from the sales of specified handheld ultrasound products that use ATL technology. A lump-sum payment in the amount of $150 million is due to ATL Ultrasound as a license fee if we are acquired by another entity during the five-year period beginning April 6, 1998. If, during the next ensuing three-year period, we are acquired by an entity engaged in the medical diagnostic imaging business (with some exceptions), a lump-sum license fee of $75 million is due to ATL Ultrasound.

  The technology transfer and license agreement includes a cross-license with ATL Ultrasound whereby ATL Ultrasound has the right to use certain SonoSite technology in existence or developed before April 6, 2001. We also agreed with ATL Ultrasound that, until April 6, 2003, we will not use specified ATL Ultrasound technology to develop, manufacture or sell certain ultrasound devices weighing more than 15 pounds, and ATL will not develop, manufacture or sell certain ultrasound devices that weigh 15 pounds or less. After April 6, 2003, each party's ongoing obligation with respect to the technology of the other will be to respect the patent and copyright rights of the other, although we will retain a license to use the previously licensed ATL

Ultrasound technology for ultrasound devices weighing 15 pounds or less, and ATL Ultrasound will retain a license to use our previously licensed technology for ultrasound devices weighing over 15 pounds.

  OEM Supply Agreement. We entered into an OEM Supply Agreement with ATL Ultrasound under which we have the option to have handheld ultrasound products and subassemblies manufactured exclusively for us by ATL Ultrasound in accordance with our specifications for a period up to five years from April 6, 1998. During the first half of 2000, ATL produced many of our products, including our systems and most of our transducers. During the third and fourth quarter of 2000, we transitioned all manufacturing operations from ATL to our own facility. This included transferring equipment, personnel and inventory. As a result, ATL no longer manufactures product for us. We do not expect any further payments to be made to ATL as a result of this contract.

 Change-in-Control Agreements with our Executive Officers

  We have entered into change-in-control agreements with Messrs. Dickson, Garrett, Goodwin, Gusdorf, Schuh and Walton, Ms. Hannah and Dr. Quistgaard, our executive officers. See "Executive Compensation--Change-in-Control Arrangements."

  We believe that the transactions described above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. Any future transactions between us and our officers, directors, principal shareholders and their affiliates will be subject to approval by a majority of our board of directors, including a majority of our independent and disinterested directors, and will be on terms that we believe are no less favorable to us than would be available from independent third parties.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The board of directors has selected KPMG LLP, certified public accountants, to act as our independent auditor for the fiscal year ending December 31, 2001. KPMG has been our auditor since 1998.

  A representative of KPMG is expected to be present at the annual meeting and will have the opportunity to make a statement, if the representative so desires. The representative will be available to respond to appropriate questions from shareholders.

                                FEE DISCLOSURES

  The following chart shows the aggregate fees billed to SonoSite for professional services in the named categories for the year ended December 31, 2000:

         Fee                                            Amount
         ---                                           --------
         Audit fees................................... $ 85,000
         Audit-related fees...........................   31,492
         Financial information systems design and
          implementation fees.........................        0
         All other fees...............................   53,281
                                                       --------
         Total........................................ $169,773
                                                       ========

                                 OTHER BUSINESS

  The board of directors does not intend to present any business at the annual meeting other than as set forth in the accompanying notice of annual meeting of shareholders and has no present knowledge that any others intend to present business at the annual meeting. If, however, other matters requiring the vote of the shareholders properly come before the annual meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

                            DEADLINE FOR RECEIPT OF
                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

  Shareholder proposals intended for inclusion in the proxy materials for our 2002 annual meeting must be received by us no later than November 27, 2001 (the anniversary date of this year's proxy mailing minus 120 days).

  Pursuant to our bylaws, shareholders that intend to present a proposal that will not be included in the proxy materials must give written notice of the proposal to us no fewer than 90 days prior to the date of the 2002 annual meeting; if our 2002 annual meeting is scheduled for a date earlier than the first Tuesday in May then such notice must only be given within ten days after our first public disclosure of the scheduled meeting date. In addition, if we receive notice of a shareholder proposal after February 10, 2002 (the anniversary date of this year's proxy mailing minus 45 days), the persons named as proxies in the proxy materials will have discretionary authority to vote on such shareholder proposal.

  Such proposals should be directed to the Corporate Secretary, SonoSite, Inc., 21919--30th Drive S.E., Bothell, Washington 98021-3904.

                          ANNUAL REPORT AND FORM 10-K

  A copy of our Annual Report to Shareholders for 2000, including financial statements, accompanies this proxy statement.

  A copy of our annual report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, will be furnished without charge to beneficial shareholders or shareholders of record upon request to Investor Relations at our principal executive offices.

                                          By order of the Board of Directors

                                          /s/ Michael J. Schuh

                                          Michael J. Schuh
                                          Vice President-Finance
                                          Chief Financial Officer and
                                           Secretary
Bothell, Washington
March 23, 2001

  Whether or not you plan to attend the annual meeting, please complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope. You may revoke your proxy at any time prior to the annual meeting If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

  Thank you for your attention to this matter. Your prompt response will greatly facilitate arrangements for the annual meeting.

                                                                      Appendix A

                                 SONOSITE, INC.
                            AUDIT COMMITTEE CHARTER

I. Audit Committee Purpose

  The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  . Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  . Monitor the independence and performance of the Company's independent auditors and internal auditing department

  . Provide an avenue of communication, including a meeting summary as part of regular Board meetings, among the independent auditors, management, the internal auditing department, and the Board of Directors.

  .  Monitor compliance with legal and regulatory requirements.

II. Audit Committee Composition and Meetings

  Audit Committee members shall meet the requirements of the NASD (Nasdaq) Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

  Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership. Terms of Audit Committee members will last two years, at which time, a member will require reappointment by vote of the Board of Directors.

  The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall approve an agenda in advance of each meeting. The Committee should meet privately in executive session at each meeting with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review SonoSite's financial statements and significant findings based upon the auditors' limited review procedures.

III. Audit Committee Responsibilities and Duties

 Review Procedures

 1) Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

 2) Review SonoSite's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

 3) In consultation with management and the independent auditors, consider the integrity of SonoSite's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

 4) Review, with financial management and the independent auditors, SonoSite's quarterly financial results prior to release of earnings and/or SonoSite's quarterly financial statements prior to filing or distribution. Discuss any significant changes to SonoSite's accounting principles and any items communicated by the independent auditors in accordance with SAS 61 (see item 10). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

 5)  Review the results of any regulatory or other audits as performed.

Independent Auditors

 6) The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

 7) Approve the fees and other significant compensation to be paid to the independent auditors.

 8) On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

 9) Review the independent auditors audit plan, including scope, staffing, locations, reliance on management, and general audit approach.

10) Prior to releasing the year-end earrings, discuss the results of the audit with the independent auditors. Discuss certain matters required for communication to audit committees in accordance with AICPA SAS 61. Items to be included in this discussion include:

    . The auditor's responsibility under Generally Accepted Auditing Standards (GAAS);

    .  Significant accounting policies;

    .  Management judgments and accounting estimates;

    .  Significant audit adjustments (if any);

    . Other information in documents containing audited financial statements;

    . Disagreements with management (if any), including accounting principles, scope of audit and/or disclosures;

    .  Consultation with other accountants by management;

    .  Major issues discussed with management prior to retention; and

    .  Difficulties encountered in performing the audit (if any).

11) Consider the independent auditors' judgments about the quality and appropriateness of SonoSite's accounting principles as applied in its financial reporting. Discussion should include a discussion of significant estimates used, disclosures made, and whether accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

Regulatory and Legal Compliance

12) At least annually, review with SonoSite's senior regulatory official, any regulatory or legal matters that could have a significant impact on SonoSite's financial statements, compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

13) At least annually, review with SonoSite's legal counsel, any legal matters that could have a significant impact on SonoSite's financial statements, compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

14) Annually prepare a report to shareholders as required by the SEC. The report should be included in SonoSite's annual proxy statement.

15) Perform any other activities consistent with this Charter, SonoSite's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

16) Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

17)  Periodically perform a self-assessment of audit committee performance.

18) Periodically review and assess the performance of accounting and finance personnel within the Company.

19) Review policies and procedures relating to officer and director expense accounts.

20) Conduct or authorize investigations into matters within the scope of the Committee's involvement, including retaining independent counsel, accountants, or other specialists as deemed necessary.

Signed, Reviewed and Approved:

 /s/ Edward V. Fritzky        May 3, 2000
 ___________________________  ___________
 Audit Committee Chairperson     Date

Ratification by Full Board of Directors:

 /s/ Kirby L. Cramer          May 3, 2000
 ___________________________  ___________
  Chairperson of the Board       Date

                                SONOSITE, INC.

           This Proxy is solicited by the Board of Directors for the Annual Meeting of Shareholders - April 24, 2001

The undersigned hereby appoint(s) Kevin M. Goodwin and Michael J. Schuh and each of them as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of SonoSite, Inc. held of record by the undersigned on March 14, 2001 at the annual meeting of shareholders of the Company to be held at SonoSite's principal executive offices at 21919 - 30th Drive S.E., Bothell, Washington 98021 at 9:00 a.m. on Tuesday, April 24, 2001, with authority to vote upon the matters listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR"
ITEM 1.

The Board of Directors recommends a vote "For the Nominees" in Item 1.

(1) Election of nine Directors: [ ] FOR   [ ] WITHHOLD


WITHHOLD for the following only: (write the name of the nominee in the space below.)
____________________________
Unless otherwise directed, all votes will be apportioned equally among those persons for whom authority is given to vote.

Nominees: William G. Parzybok, Jr., Jeffrey Pfeffer, Ph.D., Dennis A. Sarti, M.D., Jacques Souquet, Ph.D., Kirby L. Cramer, Kevin M. Goodwin, Edward V. Fritzky, Steven R. Goldstein, M.D., and Ernest Mario, Ph.D.


[ ] I plan to attend the annual meeting.

Please sign exactly as your name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.


Signature(s)____________________ Date_______________